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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COAST BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COAST BANCORP
553 B HIGUERA STREET
SAN LUIS OBISPO, CALIFORNIA 93401
(805) 541-0400

Notice of Annual Meeting of Shareholders
Wednesday, May 22, 2002
5:00 P.M.

TO THE SHAREHOLDERS:

        The Annual Meeting of Shareholders of Coast Bancorp (the "Bancorp"), a California corporation, will be held at the Madonna Inn, 100 Madonna Road, San Luis Obispo, California, on Wednesday, May 22, 2002 at 5:00 p.m. for the following purposes:

  1.
  To elect directors;

  2.
  To approve the appointment of Vavrinek, Trine, Day & Co. LLP as independent public accountants for the Company's 2002 fiscal year; and

  3.
  To transact such other business as may properly come before the meeting.

        The names of the Board of Directors' nominees to be Directors of Coast Bancorp are set forth in the accompanying Proxy Statement and are incorporated by reference herein.

        The bylaws of Coast Bancorp provide for the nomination of directors in the following manner:

        Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the president of the Association not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided that, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the Association no later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

  •
  The name and address of each proposed nominee.

  •
  The principal occupation of each proposed nominee.

  •
  The total number of shares of capital stock of the Association that will be voted for each proposed nominee.

  •
  The name and residence address of the notifying shareholder.

  •
  The number of shares of capital stock of the Association owned by the notifying shareholder.

        Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

        Only shareholders of record at the close of business on March 31, 2002 are entitled to notice of and to vote at this meeting and any adjournments thereof.

                      By Order of the Board of Directors,

                      John F. Guhring, Secretary

San Luis Obispo, California
April 22, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

                                    Mailed to shareholders
                                    on or about April 24, 2002

COAST BANCORP
553 B HIGUERA STREET
SAN LUIS OBISPO, CALIFORNIA 93401
(805) 541-0400

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

        The enclosed Proxy is solicited by, and on behalf of, the Board of Directors of Coast Bancorp, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the Madonna Inn, 100 Madonna Road, San Luis Obispo, California, on Wednesday, May 22, 2002 at 5:00 p.m. (the "Meeting"). Only shareholders of record on March 31, 2002 (the "Record Date") will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding 632,400 shares of its no par value common stock (the "Common Stock").

        Holders of Common Stock are entitled to one vote for each share held except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected and such shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. An opportunity will be given at the Meeting prior to the voting for any shareholder who desires to do so, to announce his or her intention to cumulate his or her votes. The proxy holders are given, under the terms of the Proxy, discretionary authority to cumulate votes represented by shares for which they are named in the Proxy.

        Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke or suspend it prior to its exercise. It is revocable prior to the Meeting by an instrument revoking it or by a duly executed Proxy bearing a later date, delivered to the Secretary of the Company. Such Proxy is also revoked if the shareholder is present at the Meeting and elects to vote in person. Unless otherwise instructed by the shareholder, each valid, returned Proxy which is not revoked will be voted "FOR" the nominees of the Board of Directors in the election of directors, "FOR" Proposal No. 2 as described in this Proxy Statement and, at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).

        Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on the proposal.

        The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of Proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Company will bear.

Principal Shareholders and Change of Control

        Management is not aware of any change of control of the Company during the period beginning January 1, 2001 through the present. Management is not aware of any arrangement which, at a subsequent date, may result in a change of control of the Company. The following table sets forth information as of March 31, 2002, as to shareholders who beneficially own more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner or Identity of Group	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Jack C. Wauchope 553 B Higuera Sreeet San Luis Obispo, CA 93401	42,300	(2)	6.48%

(1)
Includes shares, if any, owned by a spouse, minor children and relatives sharing the same home.

(2)
Includes 20,000 shares of incentive stock options that are presently exercisable.

Share Ownership of Management

        The following table sets forth information as of March 31, 2002 as to common shares beneficially owned by the nominees named under "PROPOSAL NO. 1—ELECTION OF DIRECTORS OF THE COMPANY" below and each executive officer named in the Summary of Compensation Table elsewhere in this proxy statement, as well as all directors and principal officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals.

Name	Relationship to Bancorp	Number of Shares		Percentage Owned(1)
Jack C. Wauchope	President, Chief Executive Officer & Chairman of the Board	42,300	(2)	6.48%
Marilyn Britton	Director	1,384	(8)	0.22%
Dario Domenghini	Director	11,400	(3,6)	1.79%
John F. Guhring	Corporate Secretary & Director	16,500	(6)	2.59%
James M. Kaney	Director	7,700	(6)	1.21%
Michael A. Lady	Director	6,000	(6)	0.94%
Gene D. Mintz	Director	25,140	(6)	3.94%
Ron Olson	Director	10,700		1.69%
Jack W. Robasciotti	Director	7,000	(6)	1.10%
Thomas J. Sherman	Executive Vice President, Chief Financial Officer & Director	30,000	(2,4)	4.60%
Dan H. Wixom	Director	16,800	(5,6)	2.64%
Director & Executive Officers as a Group (11 persons)		174,924	(7)	24.70%

(1)
Except as otherwise noted, may include shares held by such person's spouse (except where legally separated) and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which person is a beneficiary and trustee with sole voting and investment power (or shared power with a spouse); shares held in street name for the benefit of such person; or shares held in an Individual Retirement Account or pension plan as to which person is the sole beneficiary and has pass-through voting rights and investment power.

(2)
Includes 20,000 shares of incentive stock options that are presently exercisable.

(3)
Includes 300 shares held by Domenghini Farms, a California general partnership and 1,000 shares held by Domenghini Brothers, A California general partnership, over which Mr. Domenghini has shared voting and investment power.

(4)
Includes 1,400 shares held by the Poletti Education trust for which Mr. Sherman is sole trustee with sole voting and investment power.

(5)
Includes 4,500 shares held by the Wixom Concrete, Inc. Profit Sharing Trust over which Mr. Wixom is trustee with sole voting and investment power.

(6)
Includes 5,000 shares of director stock options that are presently exercisable.

(7)
Includes 40,000 shares of incentive stock options and 35,834 shares of director stock options which are presently exercisable.

(8)
Includes 834 shares of director stock options that are presently exercisable.

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF THE COMPANY

        The bylaws of the Company provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may, in his or her discretion, be disregarded by the Chairman of the Meeting and, upon his or her instruction, the inspectors of election shall disregard all votes cast for such nominee(s).

Nominees

        The bylaws of the Company currently provide for a range of nine to seventeen directors, with the exact number of directors to be fixed by the board of directors. The fixed number of directors is eleven.

        All proxies will be voted for the election of the following eleven nominees recommended by the Board of Directors, each of whom is a current director, unless authority to vote for the election of directors is withheld:

Marilyn Britton	Gene D. Mintz
Dario Domenghini	Ron Olson
John F. Guhring	Jack W. Robasciotti
James M. Kaney	Thomas J. Sherman
Michael A. Lady	Dan H. Wixom
Jack C. Wauchope

        If any nominee's name is lined out on the accompanying proxy card, the shares covered by the proxy will not be voted for or against election of that nominee. If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named above.

Information concerning Nominees for Director and Principal Officers

        The following is a brief account of the business experience during the past five years of each director and executive officer of Bancorp. Executive officers must be selected by the Board of Directors annually as required by the bylaws of Bancorp.

        Marilyn Britton, age 62, graduated from Cal Poly San Luis Obispo. She was involved with the San Luis Obispo County Farm Bureau for over 22 years, recently retiring as Executive Director, a position she held for over 16 years. Marilyn is a member and past director of the San Luis Obispo Rotary, a member of San Luis Obispo County Farm Bureau, San Luis Obispo Farm Bureau Women, San Luis Obispo County Cattlewoman's Association, San Luis Obispo County Cattleman's Association, and the San Luis Obispo County Agricultural Awareness. Mrs. Britton developed the San Luis Obispo County Farm Bureau Agriculture Tour program, 21 years ago and is continuing as its Tour Coordinator. She was also the Executive Director for the San Luis Obispo County Grain Improvement Association for 16 years. She serves on the Sheriff's Parole, the San Luis Obispo Native Tree Committee and the Visitor's Conference Bureau board member.

        Dario A. Domenghini, age 64, is an original organizer and director. Mr. Domenghini is a life-long resident of San Luis Obispo County. His family has been involved in agriculture in the county of San Luis Obispo since the early 1920's. Mr. Domenghini has been involved in agriculture, working in his family's dairy and ranching operation since his childhood.

        Mr. Domenghini expanded the operation to include vegetable farming. He has since closed down the dairy operation, but continues to farm in partnership with his nephew. Mr. Domenghini holds a 1/3 ownership in the real estate interest of Domenghini Brothers and is a 50% partner in Domenghini Farms. Mr. Domenghini was educated at Cal Poly San Luis Obispo, majoring in Dairy Science. Mr. Domenghini is active in local farming and ranching activities.

        John Guhring, age 62, is an original organizer and director. Mr. Guhring has been involved with the community of San Luis Obispo since the early 1960's when he attended Cal Poly San Luis Obispo. After a nine-year career in marketing on the east coast, Mr. Guhring joined in 1974 a closely held communications company, based in San Luis Obispo, and became president of the firm seven years later. This firm was sold in 1984 to Metromedia.

        In 1981, Mr. Guhring co-founded TAS-Com, Inc., a firm that serves San Luis Obispo and Santa Barbara counties with telephone answering, voice mail and paging services. Mr. Guhring founded Kronos Communications, dba the Cellular Source, in 1987 when the first cellular telephone systems were deployed. TAS-Comm and the Cellular Source were merged in January 1998 to form Golden State Phone and Wireless. Golden State now has 15 retail locations from Carmel to Lompoc, and is the leading Master Agent for Verizon Wireless. The corporation is a member of the chambers of commerce in San Luis Obispo, Arroyo Grande, Santa Maria and Lompoc. Mr. Guhring is also president with 50% ownership in Golden State Phone & Wireless. Mr. Guhring is president of Alpha Sigma Alumni Association and a past president of the Santa Maria Kiwanis Club. Mr. Guhring brings to the board of directors for Coast National Bank an impressive background in starting and growing businesses into successful operations. He has had more than 25 years as a successful business owner and operator in the San Luis Obispo area.

        James Kaney, age 55, is an original organizer and director. Mr. Kaney has been a business owner/operator in San Luis Obispo since 1970. Mr. Kaney graduated cum laude with a BS in Accounting/Finance and a Minor in Economics at Cal Poly San Luis Obispo. Mr. Kaney started Kaney Foods, Inc. in San Luis Obispo, a wholesaler to restaurants and institutions in the counties of Monterey, Santa Barbara, Ventura, and San Luis Obispo. Mr. Kaney was responsible for all phases of the company warehousing, distribution, sales and accounting. The company was sold in 1987. Mr. Kaney is disabled and is actively involved in his investments. Mr. Kaney is an organizer, founder and past director of Commerce Bank of San Luis Obispo N.A., which was sold in March 1996 to Valliwide Bank. Mr. Kaney served for more than twelve years on the loan committee and the investment committee of Commerce Bank. Mr. Kaney is a past member of the Kiwanis Club, and a member and past director of the Rotary Club of San Luis Obispo.

        Michael A. Lady, age 50, is an original organizer and director of the Coast National Bank. Mr. Lady has been a resident of Arroyo Grande for the past fifteen years and is the owner of Lady Family Mortuary in Arroyo Grande. In addition to his involvement in the mortuary business, Mr. Lady is an investor, as well as the mayor of the city of Arroyo Grande. Mr. Lady, through his development and governmental activities, is vitally aware of the future development plans for the Arroyo Grande area, including plans for the possible annexation of unincorporated lands bordering Arroyo Grande to provide the space for a major increase in commercial development in the community.

        Mr. Lady is active in a large number of civic and fraternal organizations. He is the past president of the Arroyo Grande Chamber of Commerce and the Arroyo Valley Kiwanis. He is active in the Elks Club, Moose Lodge, Shriner's Club, the Freemasons, YMCA, and Fraternal Order of Eagles. He was named the 1991 Arroyo Grande Citizen of the Year, and he and his wife were named South County Couple of the Year also in 1991. Mr. Lady is a leader in the Arroyo Grande community, and his involvement in the formation and management of the Coast National Bank provides the Bank with an impressive base of valuable business customers.

        Gene Mintz, age 62, is an original organizer and director of the Coast National Bank. Mr. Mintz is a business and tax advisor for the Arroyo Grande area and owner of GSM Business Services, Inc., an Arroyo Grande business and tax advisory service. A life-long resident of San Luis Obispo County, Mr. Mintz is involved in a number of civic, charitable and professional associations. He is the past president and director of the Kiwanis Club of greater Pismo Beach, and a 27 year member of the Elk's club of the Pismo Beach area. Mr. Mintz is a general partner in W.M. Associates and Mintz Brothers. He is also the Secretary/Treasurer of Lanco Development Co., Inc., in which he is also a general partner.

        Mr. Mintz is active in a number of professional organizations, serving as a past president of the Central Coast Chapter of the California Society of Enrolled Agents. His professional activities include his active accounting and tax advisory business, as well as involvement in a number of real estate development projects. He is the Secretary-Treasurer of Burke and Pace, a major supplier of building materials headquartered in Arroyo Grande. Mr. Mintz is involved in the South County Performing Arts Association, as a Director and Vice President for this cultural organization.

        Ron Olson, age 58, is a director of the Company and the Bank. Mr. Olson is a Certified Public Accountant and is owner of Platino Management Services, Inc., which provides accounting and tax services, management consulting and property management services in Arroyo Grande and surrounding communities.

        Mr. Olson has been a resident of Arroyo Grande for 28 years and is active in local service and professional organizations. Mr. Olson is a member of the Arroyo Grande Optimists Club and of both the American Institute of CPA's and the California Society of CPA's. Mr. Olson is an investor and director of a privately held chain of food supermarkets and a fast food restaurant franchising company.

        Jack W. Robasciotti, age 74, is Vice Chairman of the board and an original organizing director of the Coast National Bank. Mr. Robasciotti was born in San Luis Obispo and has been active in banking since 1951. After an impressive 33 year career with Bank of America, Mr. Robasciotti "retired" to San Luis Obispo, where he worked for 12 years as the manager of the San Luis Obispo main office for Commerce Bank of San Luis Obispo N.A.

        Mr. Robasciotti is extremely active in a number of civic, charitable and fraternal organizations in San Luis Obispo. His activities range from fundraising for the YMCA, to serving as directors of organizations that provide shelter for abused women, that seek to increase public awareness of sexual abuse (SAVE), and that counsel pregnant women at risk (ALPHA). Mr. Robasciotti is active in local historical societies, previously serving as 1st vice president of the San Luis Obispo County Historical Society, as a director of the Hearst Castle Lighting Committee and as a committee member for a number of the San Luis Obispo Mission operating groups. He is active in the Rotary and other non-profit organizations.

        Thomas J. Sherman, age 42, and is an Executive Vice President, Chief Financial Officer and director of the Company and President, Chief Operating Officer and a director of Coast National Bank. He was raised and educated in San Luis Obispo, graduating from Cal Poly San Luis Obispo. He has been in commercial lending for the past 15 years and is a graduate of the Stonier Graduate School of Banking at the University of Delaware as well as the California Banking School at the University of San Diego. Mr. Sherman is active in a number of civic, professional and charitable organizations. He is presently a member of the Exchange Club, the Sheriff's Advisory Council and is treasurer and board member of the Women's Shelter Program of San Luis Obispo. Mr. Sherman was formerly a board member of Friendship School, Foundation for Community Design and United Cerebral Palsy. He was also involved with the Muscular Dystrophy Association and SLO Babe Ruth Baseball.

        Jack C. Wauchope, age 66, is Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Chairman of the Board, Chief Executive Officer and Director of Coast

National Bank. Mr. Wauchope has been in the banking industry for more than 42 years. For more than half of that time, he has served as the President and Chief Executive Officer of independent banks. Mr. Wauchope was the organizing President of Commerce Bank of San Luis Obispo. During his ten-year term at Commerce the bank earned consistently high CAMEL ratings and was named a Premier Performing Bank for seven consecutive years. He is a graduate of Millikin University, Decatur, Illinois and the Pacific Coast Banking School at the University of Washington in Seattle, Washington.

        Mr. Wauchope has served on the boards of numerous civic, charitable and trade organizations which include the Foundation for the Performing Arts Center, Hotline of San Luis Obispo County, San Luis Obispo Economics Forecast Project, Community Bankers of Southern California, Western Banking School, Rotary Club of San Luis Obispo Daybreak and The Civic Ballet of San Luis Obispo.

        Dan H. Wixom, age 51, is an original organizer and director of the Coast National Bank. Mr. Wixom is a rancher and an owner/operator of Wixom Trucking, LLC. Mr. Wixom formerly owned and operated Wixom Concrete, Inc., which was sold in 1997. A graduate of Cal Poly San Luis Obispo in Agriculture Management, Mr. Wixom is a fourth generation resident of San Luis Obispo County. He has been a member of Native Sons of the Golden West for twenty years and served as a president of the organization. He also has served on the board of the Morro Bay Community Foundation. The foundation helps with youth activities in the Central Coast. He supports local educational institutions, volunteering time and donating materials for the Morro Bay FFA Club and for youth sports teams.

        Mr. Wixom is a member of the California Cattlemen's Association, the National Cattlemen's Association, and the San Luis Obispo County Farm Bureau. He has operated his own calf/cow operation for more than 30 years. Currently he runs over 300 mother cows on over 4,000 acres, with an additional 100 acres set-aside for oat and hay production. His trucking company is involved in the statewide transportation of construction aggregates, bulk cement and livestock.

Executive Officers

        Jack C. Wauchope—President and Chief Executive Officer—See "Directors"

        Thomas J. Sherman—Executive Vice President, Chief Financial Officer—See "Directors"

        Jack Robasciotti—Vice-Chairman of the Board, Business Development Officer—See "Directors"

Other Matters

        The executive officers were each elected by the Board of Directors. There are no family relationships between directors and executive officers of the Company.

        No Director of the Company holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange of 1934, as amended.

Committees of the Board of Directors

        The Company has standing Audit and Personnel Committees. The Board of Directors performs the functions of the nominating committee.

Audit Committee

        The Audit Committee of the Company's Board of Directors (the "Audit Committee") which consisted of five (5) Directors, Gene Mintz as Chairman, Marilyn Britton, Dario Domenghini, James Kaney and Ron Olson held five (5) meetings in 2001. The functions of the Audit Committee are to recommend the appointment of and to oversee a firm of independent public accountants who audit the books and records of the Company for the fiscal year for which they are appointed, to approve each professional service rendered by such accountants and to evaluate the possible effect of each such service on the independence of the Company's accountants. The Audit Committee also reviews internal controls and reporting procedures of the Company's branch offices and periodically consults with the independent auditors with regard to the adequacy of internal controls.

REPORT OF AUDIT COMMITTEE

        NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

        Coast Bancorp (February 21, 2002)

        The Audit Committee of the Coast Bancorp Board of Directors (the "Audit Committee") is composed of independent directors. The members of the Audit Committee are Gene Mintz, as Chairman, Marilyn Britton, Dario Domenghini, James Kaney, and Ron Olson. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent accountants.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants, Vavrinek, Trine, Day & Co. LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and Vavrinek, Trine, Day & Co. LLP. Management represented to the Audit Committee that the Company's consolidated financial statements for the year ended December 31, 2001 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed these consolidated financial statements with management and Vavrinek, Trine, Day & Co. LLP. The Audit Committee discussed with Vavrinek, Trine, Day & Co. LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Vavrinek, Trine, Day & Co. LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Vavrinek, Trine, Day & Co. LLP that firm's independence. We have considered whether the provision of services by Vavrinek, Trine, Day & Co. LLP not related to the audit of the financial statements referred to above and to the reviews of interim financial statements included in the Company's 10-QSB for the quarters ended March 31, June 30 and September 30, 2001, is compatible with maintaining Vavrinek, Trine, Day & Co. LLP independence.

        Based on the Audit Committee's discussion with management and Vavrinek, Trine, Day & Co. LLP and the Audit Committee's review of the representation of management and the report of Vavrinek, Trine, Day & Co. LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

        James Kaney, Marilyn Britton and Dario Domenghini

Personnel Committee

        The Personnel Committee is composed of Dan Wixom as Chairman, Marilyn Britton, John Guhring, Michael Lady and Ron Olson and held no meetings in 2001. All personnel issues were discussed at the full board meeting. The functions of this Committee are to oversee and monitor the Company's human resources policies and practices, to review and evaluate the salary and benefits structure of the Company and to evaluate executive management performance and fix bonus compensation for the Company's executive officers and senior management as the Committee deems appropriate.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

        Based solely on its review of Forms 3, 4, and 5, and amendments thereto, furnished to Bancorp during the 2001 fiscal year, no person who was a director, officer, or beneficial owner of more than ten percent of the Company's Common Stock failed to file on a timely basis reports required by Section 16(a) during the 2001 fiscal year, except that each director and executive officer of the Company filed information required to be filed on a Form 3 on June 10, 2001 on a Form 5 filed on February 11, 2002. Additionally, President Jack Wauchope filed information required to be filed on Form 4 on July 10, 2001 on a Form 5 filed February 11, 2002 and Executive Vice President Thomas Sherman filed information required to be filed on Form 4 January 10, 2002 on a Form 5 filed February 11, 2002.

EXECUTIVE COMPENSATION.

        The chart below contains information of Jack C. Wauchope and Thomas J. Sherman as the only executive officers whose salary and other compensation was $100,000 or more for the years ending December 31, 2001, 2000 and 1999.

Name and Principal Position	Year	Salary($)		Bonus($)		Other Annual Compensation ($)		Awards: Securities Underlying Options(#)	All Other Compensation
Jack C. Wauchope President and CEO	2001 2000 1999	$ $ $	143,750 128,750 115,833	$ $ $	6,000 — —	$ $ $	— — —	— — —	$ $ $	10,341 8,356 4,762
Thomas J. Sherman Executive Vice President	2001 2000 1999	$ $ $	115,833 105,833 95,833	$ $ $	6,000 — —	$ $ $	— — —	— — —	$ $ $	1,926 1,896 1,896

        The value of perquisites and other personal benefits are disclosed in other annual compensation if they exceed, in the aggregate, the lesser of $50,000 or 10% of salary and bonus. No amounts are reported in this column for Mr. Wauchope or Mr. Sherman since the value of perquisites and other personal benefits did not exceed the reporting threshold.

        The Bank has employed Jack C. Wauchope as its President and Chief Executive Officer and entered into an employment agreement with him, which took effect in June 2000. The agreement provided for a term of three years at an annual base salary of $135,000.00 in year 1, $150,000.00 in year 2 and $165,000.00 in year 3, discretionary bonuses, and an automobile allowance of $500.00 per month, expense reimbursement, $400,000.00 of life insurance and standard and customary medical and dental insurance benefits. Additionally, Mr. Wauchope will be entitled to severance benefits equal to one year's base salary upon the occurrence of one or more enumerated events.

        The Bank has employed Thomas Sherman as it's Executive Vice President and Chief Credit Officer and entered into an employment agreement with him, which took effect in June 2000. The agreement provides for a term of three years at an annual base salary of $110,000.00 in year 1, $120,000.00 in year 2 and $130,000.00 in year 3, discretionary bonuses, and an automobile allowance of $400.00 per month, expense reimbursement, $200,000.00 of life insurance and standard and customary medical and dental insurance benefits. Additionally, Mr. Sherman will be entitled to severance benefits equal to one year's base salary upon the occurrence of one or more enumerated events.

Directors Fees

        The directors who are not full-time employees of the Bank are presently receiving monthly directors' fees. Mr. Wauchope and Mr. Sherman do not presently receive directors' fees.

Employees Stock Option Plan

        In the course of the formation of Coast Bancorp as of May 31, 2001, Coast Bancorp adopted and assumed the Coast National Bank 1997 Stock Option Plan, now known as the Coast Bancorp Employee Stock Option Plan (the "Employee Plan"). The Employee Plan was adopted to strengthen the Company and its subsidiaries by providing eligible full-time officers and employees an added incentive to perform at a high level and to reward extraordinary efforts to increase the earnings of Coast Bancorp and its subsidiaries. The incentive will take the form of an opportunity for officers and employees of Coast Bancorp and its subsidiaries to acquire a proprietary interest in the success of Coast Bancorp by purchasing Shares of Coast Bancorp common stock.

        117,600 shares of Coast Bancorp common stock may be issued pursuant to the exercise of Options granted under the Employee Plan. and in no event may the total number of shares issuable upon exercise of all outstanding options and the total number of shares provided for under any other stock option plan, stock bonus or similar plan of Coast Bancorp exceed thirty percent (30%) of the then-outstanding common stock of the Company. As of March 19, 2002, approximately twenty officers and employees of Coast Bancorp and its affiliates were eligible to hold options to purchase under the Employee Plan. The Employee Plan contemplates the grant of incentive stock options and nonstatutory stock options.

        The Employee Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") or subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Exercise and Grant of Options

        During 2001 no options were granted to President Jack C. Wauchope or to Executive Vice President Thomas J. Sherman.

        The following table shows exercises of stock options during fiscal year 2001 by President Jack C. Wauchope or by Executive Vice President Thomas J. Sherman and the value at December 31, 2001 of unexercised options on an aggregated basis held by each of these executive officers:

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

Name	Shares Acquired On Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End($) Exercisable/Unexercisable
Jack C. Wauchope	0	0	16,000/4,000	$105,440/$26,360
Thomas J. Sherman	0	0	16,000/4,000	$105,440/$26,360

(1)
Based on a bid price of $16.59 at December 31, 2001.

Directors Stock Option Plan

        In the course of the formation of Coast Bancorp as of May 31, 2001, Coast Bancorp adopted and assumed the Coast National Bank 1998 Directors' Stock Option Plan, now known as the Coast Bancorp Directors Stock Option Plan (the "Director Plan"). The Director Plan was adopted to offer the non-employee directors of Coast Bancorp and its affiliates the opportunity to acquire a proprietary interest in the success of Coast Bancorp by purchasing Shares of Coast Bancorp common stock.

        The aggregate number of Shares which may be issued pursuant to the exercise of Options granted under the Director Plan is 62,500 shares, and in no event may the total number of shares issuable upon exercise of all outstanding options and the total number of shares provided for under any other stock option plan, stock bonus or similar plan of Coast Bancorp exceed thirty percent (30%) of the then-outstanding common stock of the Company ("the Shares"). As of March 19, 2002, approximately ten (10) directors of Coast Bancorp and its affiliates were eligible to hold options under the Director Plan. The Director Plan contemplates the grant of nonstatutory stock options only.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Certain Transactions

        There is no existing or proposed material interests or transactions between the Company and/or any of it's officers or directors outside the ordinary course of the Company's business.

Indebtedness of Management

        It is anticipated that the directors and officers of Company and its subsidiary the Coast National Bank, and the companies, with which they are associated, will have banking transactions with the Bank in the ordinary course of business. It is the firm intention of the Board of Directors that any loans and commitments to lend included in such transactions will be made in accordance with all applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness. It is also possible that one or more members of the Board of Directors may from time to time provide services and equipment to the Bank. It is the firm policy of the Board that any such transactions between the Bank and any members of its Board, or any person directly or indirectly related to a director, be made in strict accordance with applicable rules and regulations and on substantially the same terms as those available at the time for comparable transactions with disinterested persons.

Transactions with Pension or Similar Plans

        There are no transactions since January 1, 2001, nor any currently proposed transactions, to which any pension, retirement, savings or similar plan provided by the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, principal officer, nominee for director, 5% or more shareholder, any associate of any of the foregoing persons, or the Company, had or will have, a direct or indirect material interest.

LEGAL PROCEEDINGS

        There are no legal proceedings since January 1, 2001, in which any director, nominee for director, principal officer, 5% or more shareholder, or any associate of any of the foregoing persons is a party adverse to the Company.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors of the Company has selected and appointed Vavrinek, Trine, Day & Co. LLP, independent certified public accountants, to examine the financial statements of the Company for the year ending December 31, 2002. In recognition of the important role of the independent auditor, the Board of Directors has determined that its selection of the independent auditor should be submitted to the shareholders for review and ratification on an annual basis. The Board of Directors expects that a representative of Vavrinek, Trine, Day & Co. LLP, will be in attendance at the Annual Meeting and will be provided the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions of shareholders.

        During the fiscal year ended December 31, 2001, Vavrinek, Trine, Day & Co. LLP provided professional services in connection with the audit of the financial statements of the Company for the year ending December 31, 2000, gave the Company's Board of Directors a post-audit briefing, prepared and completed the Company's 2000 federal income and California franchise tax returns, provided assistance in completing the Company's 2000 Annual Report to Shareholders and documents filed with the Securities and Exchange Commission, and consulted with the Company's management regarding year end tax planning.

Audit Fees

        The aggregate fees billed by Vavrinek, Trine, Day & Co. LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Forms 10-QSB for such fiscal year were $31,500.00.

Financial Information Systems Design And Implementation Fees

        There were no fees billed by Vavrinek, Trine, Day & Co. LLP for professional services rendered for information technology services relating to financial information systems design and implementation for fiscal year 2001.

All Other Fees

        The aggregate fees billed by Vavrinek, Trine, Day & Co. LLP for services rendered to the Company other than the services described above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," were $2,500.00.

Required Vote and Recommendation

        The affirmative vote of a majority of the shares voting at the meeting, assuming a quorum is present, is required to ratify the appointment of Vavrinek, Trine, Day & Co. LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2002. An abstention or failure to vote shares represented and entitled to vote at the meeting will be treated as a negative vote. The Board of Directors recommends that shareholders vote "FOR" this proposal.

ANNUAL REPORT ON FORM 10-KSB

        The Annual Report of the Company for the fiscal year ending December 31, 2001 has been previously mailed to shareholders. Additional copies can be obtained by writing to Thomas J. Sherman, Executive Vice President and Chief Financial Officer, Coast Bancorp, 553 B Higuera Sreeet, San Luis Obispo, California 93401.

        A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 which was filed with the SEC is available from the Company without charge by writing to Thomas J. Sherman, Executive Vice President and Chief Financial Officer, Coast Bancorp, 553 B Higuera Sreeet, San Luis Obispo, California 93401.

SHAREHOLDER PROPOSALS

        Next year's Annual Meeting of Shareholders will be held in May 2003. The deadline for shareholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 2003 Annual Meeting of Shareholders is December 25, 2002. Additionally, with respect to any proposal by shareholders not submitted for inclusion in the Company's Proxy Statement, if notice of such proposal is not received by March 10, 2003, such notice will be considered untimely, and the Company's proxy holders shall have discretionary authority to vote on such proposal.

OTHER MATTERS

        The Board of Directors knows of no other matters which will be brought before the Meeting but if such matters are properly presented to the Meeting, Proxies solicited hereby will be voted in accordance with the judgment of the persons holding such Proxies. All shares represented by duly executed Proxies will be voted at the Meeting.

San Luis Obispo, California
April 22, 2002

                      COAST BANCORP
                      a California corporation,

Appendix A

COAST BANCORP
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDER
TO BE HELD MAY 22, 2002.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Coast Bancorp, and the accompanying Proxy Statement dated April 22, 2002, and revoking any Proxy previously given, hereby constitutes and appoints Jack C. Wauchope and Thomas J. Sherman, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of Coast Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Coast Bancorp (the "Company"), to be held at the Madonna Inn, 100 Madonna Road, San Luis Obispo, California on Wednesday, May 22, 2002 at 5:00 P.M. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of directors

1.
To elect as Directors of the Company the nominees set forth below.

  ____ FOR all nominees listed below (except as marked to the contrary below).

  ____ WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

Marilyn Britton; Dario Domenghini; John F. Guhring; James M. Kaney; Michael A. Lady; Gene D. Mintz; Ron Olson; Jack W. Robasciotti; Thomas J. Sherman; Jack C. Wauchope; Dan H. Wixom

2.
To ratify the appointment of Vavrinek, Trine, Day & Co. LLP as independent public accountants for the Company's 2002 fiscal year.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL NO. 2. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL NO. 2.

DATE:________________________, 2002

Name
Signature
Signature if held jointly

Please date and sign exactly as your names(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign.
 WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.
I/We do ____ or do not ____ expect to attend this meeting.

QuickLinks

Notice of Annual Meeting of Shareholders
PROXY STATEMENT INFORMATION CONCERNING THE SOLICITATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS OF THE COMPANY
REPORT OF AUDIT COMMITTEE
EXECUTIVE COMPENSATION.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
LEGAL PROCEEDINGS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT ON FORM 10-KSB
SHAREHOLDER PROPOSALS
OTHER MATTERS
  Appendix A
COAST BANCORP PROXY FOR THE ANNUAL MEETING OF SHAREHOLDER TO BE HELD MAY 22, 2002. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS